UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIONEER ILS INTERVAL FUND

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Pioneer Funds

Time Is Running Out Answering Machine Message

Hello.

I am calling regarding your investment with the Pioneer Funds.

The Joint Special Meeting of Shareholders is rapidly approaching on March 27, 2025. Time is running out.

As a valued shareholder, your vote will help ensure your Pioneer Fund achieves its shareholder meeting objectives.

Please contact us prior to March 27th at 1-800-488-8095 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time. Proxy Voting Representatives are standing by to assist you, and the call will only take a few moments of your time.

Thank you for your assistance in this time sensitive matter.